Exhibit 10.2
Amendment No. 1 to
Appendix A to Employment Agreement
Between Stewart Enterprises, Inc.
and
Brent F. Heffron
Base Salary, Bonus Compensation and Benefits
1.	Effective July 14, 2005, Employee’s title(s) shall be Executive Vice President and President — Eastern Division. Effective August 1, 2005, Employee’s Base Salary shall be $325,000. Effective August 1, 2006, Employee shall be eligible for a Base Salary increase of $25,000 per year, based upon the achievement of performance criteria to be established by the Compensation Committee. Employee’s principal location shall be Greenville, South Carolina metropolitan area.

2.	Paragraph 2 of Appendix A is unaffected by this amendment and remains in full force and effect.

3.	For Fiscal Year 2006, the Employee shall be eligible to receive a maximum Bonus of up to 130% of his Base Salary (or up to $422,500) based on such performance criteria as the Compensation Committee shall deem appropriate in its discretion.

Agreed to and accepted: STEWART ENTERPRISES, INC.
Date: October 11, 2005	By:	/s/JAMES W. MCFARLAND
James W. McFarland
Compensation Committee Chairman

EMPLOYEE
Date: October 11, 2005	/s/ BRENT F. HEFFRON
Brent F. Heffron